UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 27, 2013

Commission File Number:  000-05576

Spherix Incorporated
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
52-0849320
(IRS Employer Identification No.)

7927 Jones Branch Drive, Suite 3125, Tysons Corner, Virginia 22102
(Address of principal executive offices)

301-897-2540
(Registrant's Telephone number)

6430 Rockledge Drive, Suite 503, Bethesda, Maryland, 20817
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On February 27, 2013, the Audit Committee of Spherix Incorporated (the "Company") re-assessed the equity versus liability categorization of the common stock warrants it has issued in its registered direct and private placement stock offerings from 2009 to date (the "Warrants") and concluded that the Warrants should have been classified as a liability upon issuance. The Warrants have been accounted for as equity. This classification change will affect both the balance sheets and statements of operations previously reported by the Company. This change will have no cash effect on the Company.

The Warrants contain provisions requiring net cash settlement in the event of certain fundamental transactions, some of which may be outside the control of the Company.

Accordingly, the Audit Committee of the Company has concluded that the financial statements since mid-November 2009 should no longer be relied upon. The Company is in the process of determining the impact on the affected periods.

The Audit Committee of the Company has discussed these matters with the Company's independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated

Date:   February 28, 2013
By:	/s/ Robert L. Clayton

Name: Robert L. Clayton
Title: CFO